SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made and entered into as of December 18, 2006 by and among Third Wave Technologies, Inc., a Delaware corporation (the “Company”), and the purchaser(s) identified on the signature pages hereto (each a “Purchaser” and collectively, the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, the Company desires to offer, issue and sell to the Purchasers (the “Offering”), and the Purchasers, severally and not jointly, desire to purchase from the Company, in the aggregate, up to $20,000,000 (at maturity) of Convertible Senior Subordinated Zero-Coupon Promissory Notes (the “Notes”), convertible into shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (which in no event shall exceed 19.99% of the Common Stock then outstanding), for an aggregate purchase price of $14,881,878. The Initial Conversion Price (as defined in the Notes) shall be $6.00 per share of Common Stock. The Notes and the Shares are sometimes collectively referred to herein as the “Securities”.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:
A. Purchase and Sale
     (1) Subject to the terms and conditions set forth in this Agreement, at the Closing (as defined below) the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, the principal maturity amount of Notes set forth on such Purchaser’s signature page to this Agreement (“Principal Amount”). The Closing shall take place at the offices of Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, on the Closing Date or at such other location or time as the parties may agree (the “Closing”). “Closing Date” means the business day on which all of the conditions set forth in Sections G.1 and G.2 hereof are satisfied or waived, or such other date as the parties may agree.
     (2) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the aggregate purchase price for the Notes to be purchased by such Purchaser as set forth on the signature page of such Purchaser hereto (the “Investment Amount”). The Notes shall be issued at an original issue discount from their Principal Amount.
     (3) At the Closing, the Company shall (i) issue to each Purchaser a Note in the Principal Amount, registered in the name of such Purchaser, and in the form annexed hereto as Exhibit A; (ii) deliver to the Purchasers and to Robert W. Baird & Co. Incorporated, the placement agent for the Offering (the “Placement Agent”), a certificate stating that the representations and warranties made by the Company in Section C of this Agreement were true and correct in all material respects when made and are true and correct in all material respects on the date of the Closing relating to the Securities purchased pursuant to this Agreement as though made on and as of such Closing Date (provided, however, that representations and warranties that speak as of a specific date shall continue to be true and correct as of the Closing with respect to such date); and (iii) cause to be delivered to the Purchasers opinions of Kennedy Covington Lobdell & Hickman, L.L.P. and Medlen & Carroll, LLP substantially in the forms of Exhibit B-1 and Exhibit B-2 hereto, respectively. The obligations of the Company described in the foregoing clauses (i) through (iii) shall be conditions precedent to each Purchaser’s obligation to complete the purchase of the Notes as contemplated by this Agreement.
     (4) Each Purchaser acknowledges and agrees that the purchase of Notes by such Purchaser pursuant to the Offering is subject to all the terms and conditions set forth in this Agreement.
     (5) The purchase by the Purchaser of the Notes issuable to it at the Closing will not result in such Purchaser (individually or together with any other Person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 9.99% of the outstanding shares of Common Stock or the voting power of the Company on a post transaction basis that assumes that the Closing shall have occurred.
B. Representations and Warranties of the Purchaser
     Each Purchaser, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, and agrees with the Company as follows:
     (1) The Purchaser has carefully read this Agreement and the form of Note attached hereto as Exhibit A (collectively the “Offering Documents”), and is familiar with and understands the terms of the Offering. The Purchaser has also carefully read and considered the Company’s (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Form 10-K”), including, without limitation, the financial statements included therein and the sections therein entitled “Item 1. Business,” “Risk Factors” (which immediately follows “Item 1. Business”), and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, including, without limitation, the subsections of such Form 10-Q entitled “Item 1. Financial Statements,” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (c) Current Reports on Form 8-K filed on January 18, 2006, February 6, 2006, February 28, 2006, April 6, 2006, April 17, 2006, April 25, 2006, June 20, 2006, July 25, 2005, September 8, 2006 and November 2, 2006, respectively, (d) Definitive Proxy Statement on Schedule 14A filed on April 28, 2006, (e) correspondence with the SEC filed on June 30, 2006 and August 4, 2006 respectively (collectively, the items identified in subclauses (a) through (e) are referred to herein as the “2006 SEC Filings”). In addition, the Purchaser has read and is familiar with the Company’s financial statements for the quarter ended September 30, 2006 including the notes thereto (the “Q3 Financials”), along with other information provided by the Company. The Purchaser fully understands all of the risks related to the purchase of the Notes. The Purchaser has carefully considered and has discussed with the Purchaser’s professional legal, tax, accounting and financial advisors, to the extent the Purchaser has deemed necessary, the suitability of an investment in the Notes for the Purchaser’s particular tax and financial situation and has determined that the Notes being purchased by the Purchaser are a suitable investment for the Purchaser. The Purchaser recognizes that an investment in the Notes involves substantial risks, including the possible loss of the entire amount of such investment. The Purchaser further recognizes that the Company has broad discretion concerning the use and application of the proceeds from the Offering.
     (2) The Purchaser acknowledges that (i) the Purchaser has had the opportunity to request copies of any documents, records, and books pertaining to this investment and (ii) any such documents, records and books that the Purchaser requested have been made available for inspection by the Purchaser, the Purchaser’s attorney, accountant or other advisor(s). The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Notes.
     (3) The Purchaser and the Purchaser’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from representatives of the Company or Persons acting on behalf of the Company concerning the Company, the Offering and the Securities and all such questions have been answered to the full satisfaction of the Purchaser. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
     (4) The Purchaser is not subscribing for Notes as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, meeting or conference whose attendees have been invited by any general solicitation or general advertising.
     (5) If the Purchaser is a natural Person, the Purchaser has reached the age of majority in the state in which the Purchaser resides. The Purchaser has adequate means of providing for the Purchaser’s current financial needs and contingencies, is able to bear the substantial economic risks of an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment and can afford a complete loss of such investment.
     (6) The Purchaser has sufficient knowledge and experience in financial, tax and business matters to enable the Purchaser to utilize the information made available to the Purchaser in connection with the Offering, to evaluate the merits and risks of an investment in the Securities and to make an informed investment decision with respect to an investment in the Securities on the terms described in the Offering Documents. The Purchaser has independently evaluated the merits and risks of its decision to purchase Notes pursuant to the Offering Documents, and the Purchaser confirms that it has not relied on the advice of the Company’s or any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser has not relied on the business or legal advice of Robert W. Baird & Co. Incorporated or any of its agents, counsel or affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Purchaser in connection with the transactions contemplated by the Transaction Documents.
     (7) The Purchaser will not sell or otherwise transfer the Securities without registration under the Securities Act and applicable state securities laws or an applicable exemption therefrom. The Purchaser acknowledges that neither the offer nor sale of the Securities has been registered under the Securities Act or under the securities laws of any state. The Purchaser represents and warrants that the Purchaser is acquiring the Securities for the Purchaser’s own account, for investment purposes and not with a view toward resale or distribution within the meaning of the Securities Act, except pursuant to sales registered or exempted under the Securities Act. The Purchaser is acquiring the Securities in the ordinary course of business. The Purchaser has not offered or sold the Securities being acquired nor does the Purchaser have any present intention of selling, distributing or otherwise disposing of such Securities either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstances in violation of the Securities Act. The Purchaser is aware that (i) the Securities are not currently eligible for sale in reliance upon Rule 144 promulgated under the Securities Act and (ii) the Company has no obligation to register the Securities purchased hereunder, except as provided in Section E hereof. By making these representations herein, the Purchaser is not making any representation or agreement to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an available exemption to the registration requirements of the Securities Act.
     (8) The Purchaser understands that except as provided in Section E hereof: (i) The Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Purchaser provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan secured by the Securities with a financial institution that is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Offering Document, including, without limitation, this Section (B)(8); provided, that in order to make any sale, transfer or assignment of Securities, the Purchaser and its pledgee shall make such disposition in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

     (9) The Purchaser acknowledges that the Notes and, upon the conversion of the Notes, the Shares, shall bear any legend required by the securities laws of any state and be stamped or otherwise imprinted with a legend substantially in the following form:
The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or any state securities laws and neither the securities nor any interest therein may be offered, sold, transferred, pledged or otherwise disposed of except pursuant to an effective registration under such act or an exemption from registration, which, in the opinion of counsel reasonably satisfactory to this corporation, is available. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities with a financial institution that is an “Accredited Investor” as defined in Rule 501(a) under the Securities Act.
     Certificates evidencing the Shares shall not be required to contain such legend or any other legend (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares have been sold under Rule 144(k) or pursuant to the Registration Statement (as hereafter defined) and in compliance with the obligations set forth in Section E(6), below, or (iii) such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Securities and Exchange Commission (“SEC”)), in each such case (i) through (iii) to the extent reasonably determined by the Company’s legal counsel. Subject to the foregoing, at such time and to the extent a legend is no longer required for the Shares, the Company will use its commercially reasonable efforts to, no later than three (3) trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares (together with such accompanying documentation or representations, which shall have been completed and signed by such Purchaser, as reasonably required by counsel to the Company), (x) deliver or cause to be delivered a certificate representing such Shares that is free from the foregoing legend or (y) issue such Shares to the Purchaser by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”). Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of such legend from certificates evidencing the Shares is predicated upon (i) the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and/or (ii) that in the context of a sale under Rule 144, if requested by the Company’s transfer agent, the Purchaser shall have signed and delivered a representation letter relating to the Purchaser’s Shares.
     Provided that the Purchaser has fully complied with its obligations hereunder, including, without limitation, delivery of all required documentation, if within three (3) trading days after the Company’s or the Company’s transfer agent’s receipt of a legended certificate representing such Shares or a conversion notice pursuant to a Note, the Company’s transfer agent shall fail to issue and deliver to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends, and if on or after such trading day the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares of Common Stock that the Purchaser anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) trading days after the Purchaser’s request and in the Purchaser’s discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such shares of Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of delivery of such legended certificate; provided, however, that the Company shall have no obligation under this provision if the Company has delivered to the Company’s transfer agent the documentation required to meet its obligations hereunder and the failure of such obligations to be met is the sole responsibility of the Company’s transfer agent.
     (10) If this Agreement is executed and delivered on behalf of a partnership, corporation, trust, estate or other entity: (i) such partnership, corporation, trust, estate or other entity is duly organized and validly existing and has the full legal right and power and all authority and approval required (a) to execute and deliver this Agreement and all other instruments executed and delivered by or on behalf of such partnership, corporation, trust, estate or other entity in connection with the purchase of its Notes, and (b) to purchase and hold such Notes; (ii) the signature of the party signing on behalf of such partnership, corporation, trust, estate or other entity is binding upon such partnership, corporation, trust, estate or other entity; and (iii) such partnership, corporation, trust or other entity has not been formed for the specific purpose of acquiring such Notes.
     (11) If the Purchaser is a retirement plan or is investing on behalf of a retirement plan, the Purchaser acknowledges that an investment in the Notes poses additional risks, including the inability to use losses generated by an investment in the Notes to offset taxable income.
     (12) The information contained in the purchaser questionnaire in the form of Exhibit C attached hereto (the “Purchaser Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act on the basis indicated therein and is a resident of the jurisdiction set forth therein. The Purchaser is not required to be a registered broker-dealer under Section 15 of the Exchange Act. The information contained in the selling stockholder questionnaire in the form of Exhibit D attached hereto (the “Selling Stockholder Questionnaire”) delivered by the Purchaser in connection with this Agreement is complete and accurate in all respects. The Purchaser will notify the Company immediately of any changes in any such information contained in such Purchaser’s Selling Stockholder Questionnaire until such time as the Purchaser has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective, except to the extent that such changed information is not required under the Securities Act to be disclosed in an amendment or supplement to the Registration Statement.
     (13) The Purchaser acknowledges that the Company will have the authority to issue shares of Common Stock, in excess of those being issued in connection with the Offering, and that the Company may issue additional shares of Common Stock from time to time. The issuance of additional shares of Common Stock may cause dilution of the existing shares of Common Stock and a decrease in the market price of such existing shares.
     (14) The Purchaser acknowledges that the Company has engaged the Placement Agent in connection with the Offering and, as consideration for its services, has agreed (i) to pay the Placement Agent an aggregate cash commission equal to four percent (4%) of the gross proceeds resulting from the Offering, and (ii) to reimburse the Placement Agent for its expenses incurred in connection with the Offering. In addition the Purchaser acknowledges that the Company has engaged Monroe Securities, Inc. (“Monroe”) as its financial advisor in connection with the Offering and as consideration for its services, has agreed to pay Monroe a financial advisory fee equal to one percent (1%) of the gross proceeds resulting from the Offering, and to reimburse Monroe for its expenses incurred in connection with its financial advisory services.
     (15) The Purchaser understands that the Notes are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Notes.
     (16) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
     (17) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and shall constitute the legal, valid and binding obligations of such Purchaser enforceable against the Purchaser in accordance its terms.
     (18) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.
     (19) The Purchaser has not entered into any agreement or arrangement that would entitle any broker or finder to compensation by the Company in connection with the sale of the Notes to such Purchaser.

     (20) The Purchaser has, in connection with its purchase of the Notes, complied with all applicable provisions of the Securities Act, including the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws.
     (21) Other than the transaction contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchase or disposition, including Short Sales, in the securities of the Company since December 9, 2006, the time that such Purchaser was first contacted by the Company or the Placement Agent regarding an investment in the Company. Such Purchaser covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers. Each Purchaser understands and acknowledges, that the SEC currently takes the position that coverage of Short Sales “against the box” prior to the Effective Date of the Registration Statement is a violation of Section 5 of the Securities Act, as set forth in Item 65, Section A, of the Manual of Publicly Available Telephone Interpretations, dated July 1997, compiled by the Office of Chief Counsel, Division of Corporation Finance. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the representation and covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes covered by this Agreement.
C. Representations and Warranties of the Company
     Except as set forth in or incorporated by reference into the SEC Reports (defined below) or the Company Disclosure Schedule annexed hereto as Schedule B, the Company hereby makes the following representations and warranties to the Purchasers:
     (1) Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as currently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where any failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on (i) the business, properties, financial condition or results of operations of the Company or (ii) the transactions contemplated hereby and by the other Offering Documents or by the agreements and instruments to be entered into in connection herewith or therewith or on the ability of the Company to perform its obligations under the Offering Documents (a “Material Adverse Effect”). The Company is not a participant in any joint venture, partnership or similar arrangement material to the business of the Company.

     (2) Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 10,000,000 shares of Series A participating preferred stock, par value $0.001 per share. As of November 30, 2006, there were 41,846,951 shares of Common Stock and no shares of preferred stock issued and outstanding. As of November 30, 2006, the Company had reserved (i) 10,531,011 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s 2000 Stock Plan, as amended (the “Option Plan”), of which 8,014,848 shares of Common Stock are subject to outstanding, unexercised options as of such date, and (ii) 306,347 shares of common stock for issuance to employees pursuant to the Company’s 2000 Employee Stock Purchase Plan (the “Purchase Plan,” and together with the Option Plan, the “Plans”). Other than as otherwise set forth above or as contemplated in this Agreement, (a) there are no other options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which either the Company is bound or obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement and (b) the issuance and sale of the Notes contemplated hereby will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person.
     (3) Issuance; Reservation of Shares. The issuance of the Notes has been duly and validly authorized by all necessary corporate action and no further action is required by the Company or its stockholders in connection therewith. The Notes, when issued and paid for pursuant to this Agreement, will be validly issued obligations of the Company, free from all taxes, liens and charges with respect to such issuance. The issuance of the Shares have been duly and validly authorized by all necessary corporate action and no further action is required by the Company or its stockholders in connection therewith. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals or exceeds 100% of the aggregate of the maximum number of shares of Common Stock issuable upon conversion of the Notes. The Shares, when issued and paid for upon the due conversion of the Notes, will be validly issued, fully paid and non-assessable shares of Common Stock of the Company. The issuance of the Securities will not result in the right of any holder of any securities of the Company to adjust the exercise, conversion, exchange or reset price under such securities. The Company has reserved, and will reserve, at all times that the Notes remain outstanding, such number of shares of Common Stock sufficient to enable the full conversion of the Notes.
     (4) Authorization; Enforceability. The Company has all corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company has been taken and no further action is required by the Company or its stockholders in connection therewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) laws, or public policy underlying such laws, relating to indemnification and contribution.
     (5) No Conflict; Governmental and Other Consents.
          (a) The execution and delivery by the Company of this Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby will not result in the violation of (i) assuming the accuracy of the representations and warranties of each Purchaser, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq Global Market (“Nasdaq”)), or (ii) of any provision of the Certificate of Incorporation or Bylaws of the Company, and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under or give to others any rights of termination, amendment, acceleration or cancellation of, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company, except in each case to the extent that any such violation, conflict or breach would not be reasonably likely to have a Material Adverse Effect. No holder of any of the securities of the Company or any subsidiaries has any rights (“demand,” “piggyback” or otherwise) to have such securities registered by reason of the intention to file, filing or effectiveness of a Registration Statement (as defined in Section E hereof), other than the registration rights of the other Purchasers purchasing Notes in the Offering. The Company is eligible to register its Common Stock for resale by the Purchasers on Form S-3 promulgated under the Securities Act.
          (b) Assuming the accuracy of the representations and warranties of each Purchaser party hereto, no consent, approval, authorization or other order of any governmental authority or other third-party is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Securities, except such post-Closing filings as may be required to be made with the SEC, and with any state or foreign blue sky or securities regulatory authority, or as would not be reasonably likely to have a Material Adverse Effect on the Company. The Company is not in violation of the listing requirements of Nasdaq in any material respect and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.
     (6) Litigation. There are no pending or, to the Company’s knowledge, threatened legal or governmental proceedings against the Company or any of its subsidiaries or any of their respective officers or directors, which, if adversely determined, would individually or in the aggregate be reasonably likely to have a Material Adverse Effect on the Company. There is no action, suit or proceeding, and to the knowledge of the Company, no inquiry or investigation, before or by any court, public board or body (including, without limitation, the SEC or Nasdaq) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, wherein an unfavorable decision, ruling or finding could adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under this Agreement. Neither the Company nor any subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any action involving a claim or violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any subsidiary under the Exchange Act or the Securities Act.
     (7) Accuracy of Reports. All reports required to be filed by the Company during the two years preceding the date hereof (the “SEC Reports”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have been timely filed with the SEC, complied at the time of filing in all material respects with the requirements of their respective forms and, except to the extent any such SEC Report has been updated or superseded prior to the date of this Agreement by any subsequently filed report, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statements of a material fact nor omitted to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Report is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect as of the time of filing. There are no unresolved SEC staff comments with respect to any of the Company’s reports filed under the Exchange Act.
     (8) Financial Information. The Company’s financial statements that appear in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), except in the case of unaudited statements, as permitted by Form 10-Q of the SEC or as may be indicated therein or in the notes thereto, applied on a consistent basis throughout the periods indicated and such financial statements fairly present in all material respects the financial condition and results of operations and cash flows of the Company as of the dates and for the periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments).
     (9) Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets and liabilities; (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets and liabilities is compared with existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.
     (10) Sarbanes-Oxley Act of 2002. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or is implementing the provisions thereof that are in effect and is taking reasonable steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 not currently in effect upon the effectiveness of such provisions, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.
     (11) Absence of Certain Changes. Since September 30, 2006, the date of the Company’s financial statements in the latest of the SEC Reports, (i) there has not occurred any undisclosed event that individually or in the aggregate has caused a Material Adverse Effect or any occurrence, circumstance or combination thereof that reasonably would be likely to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business, (B) liabilities that would not be required to be reflected in the Company’s financial statements pursuant to GAAP or that would not be required to be disclosed in filings made with the Commission or (C) obligations pursuant to engagement agreements with the Placement Agent and Monroe, (iii) the Company has not (A) declared or paid any dividends, (B) amended or changed the Certificate of Incorporation or Bylaws of the Company or its subsidiaries, or (C) altered its method of accounting or the identity of its auditors and (iv) the Company has not made a material change in officer compensation except in the ordinary course of business consistent with past practice.
     (12) Investment Company. The Company is not an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.
     (13) Subsidiaries. The Company has no subsidiaries. For the purposes of this Agreement, “subsidiary” shall mean any company or other entity of which at least 50% of the securities or other ownership interest having ordinary voting power for the election of directors or other Persons performing similar functions are at the time owned directly or indirectly by the Company or any of its other subsidiaries.
     (14) Certain Fees. Other than fees payable to the Placement Agent and Monroe (for which the Company shall be responsible), no brokers’, finders’ or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.
     (15) Material Agreements. All material agreements to which the Company is a party or to which its property or assets are subject that are required to be filed as exhibits to the SEC Reports under Item 601 of Regulation S-K are included as part of, or specifically identified in, the SEC Reports (other than the engagement agreements with the Placement Agent and Monroe.) The Company has not received any notice of default by the Company, and, to the Company’s knowledge, the Company is not in default under, any such material agreement now in effect, the result of which would individually or in the aggregate be reasonably likely to have a Material Adverse Effect.
     (16) Transactions with Affiliates. None of the officers or directors of the Company has entered into any transaction with the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.
     (17) Taxes. The Company has filed or has valid extensions of the time to file all necessary material federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any material tax deficiency which has been or might be asserted or threatened against it which could reasonably be expected to result in a Material Adverse Effect.
     (18) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which the Company is engaged. The Company has no knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without an increase in cost significantly greater than general increases in cost experienced for similar companies in similar industries with respect to similar coverage.
     (19) Intellectual Property Rights and Licenses.
          (a) The Company owns or possesses adequate licenses to use, any and all (i) information, (ii) know-how, trade secrets, (iii) United States and foreign patents, copyrights, trademarks, service marks and trade names, and (iv) domain names, software, formulae, methods, processes and other intangible properties, in each case that are of a such nature and significance to the business that the failure to own or have the right to use such items individually or in the aggregate would have a Material Adverse Effect (“Intangible Rights”).
          (b) The Company has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights, and, to the Company’s knowledge, neither the use of the Intangible Rights nor the operation of the Company’s businesses is infringing or has infringed upon any intellectual property rights of others.
          (c) All payments have been duly made that are necessary to maintain the Intangible Rights in force.
          (d) The Company and each of its subsidiaries have taken reasonable steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and the Company and each of its subsidiaries are not or have not been in material breach of any such license or other permission.
          (e) no third parties have obtained rights to any such Intangible Rights that would hinder the Company’s use of such Intangible Rights;

          (f) to the Company’s knowledge, other than as described on the Company Disclosure Schedule, there is no infringement or misappropriation by third parties of any such Intangible Rights;
          (g) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intangible Rights, and the Company is unaware of any facts which would form a basis for any such claim;
          (h) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intangible Rights, and the Company is unaware of any facts which would form a basis for any such claim;
          (i) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that any of the Company’s products, product candidates, or services infringes, misappropriates, or otherwise violates, or would infringe upon, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim;
          (j) to the Company’s knowledge there is no patent, or patent application that is likely to issue, that contains claims that cover or may cover any Intangible Rights described in SEC Reports as being necessary for the conduct of their business as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intangible Rights;
          (k) there is no prior art or public or commercial activity of which the Company is aware that is reasonably anticipated to render any patent held by the Company invalid or any patent application held by the Company unpatentable, which has not been disclosed to the U.S. Patent and Trademark Office; and
          (l) the Company has not committed any act or omitted to undertake any act the effect of such commission or omission would render the Intangible Rights invalid or unenforceable in whole or in part. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any Person or third party. The Company knows of no infringement or misappropriation by others of the Intangible Rights, except such infringement or misappropriation which would not have a Material Adverse Effect.
     (20) Compliance with Law; Foreign Corrupt Practices. The Company is in compliance with all applicable laws, except for such noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. The Company has not received any notice of, nor does the Company have any knowledge of, any violation (or of any investigation, inspection, audit or other proceeding by any governmental entity involving allegations of any violation) of any applicable law involving or related to the Company which has not been dismissed or otherwise disposed of that individually or in the aggregate is reasonably likely to have a Material Adverse Effect. The Company has not received notice or otherwise has any knowledge that the Company is charged with, threatened with or under investigation with respect to, any violation of any applicable law that individually or in the aggregate is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any employee or agent of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee
     (21) Ownership of Property. Except as set forth in the Company’s financial statements included in the SEC Reports, the Company has (i) good and marketable fee simple title to its owned real property, if any, free and clear of all liens, except for liens which do not individually or in the aggregate have a Material Adverse Effect; (ii) a valid leasehold interest in all leased real property, and each of such leases is valid and enforceable in accordance with its terms (subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy), except as would not be reasonably likely to have a Material Adverse Effect, and (iii) good title to, or valid leasehold interests in, all of its other material properties and assets free and clear of all liens, except for liens disclosed in the SEC Reports or which otherwise do not individually or in the aggregate have a Material Adverse Effect.
     (22) No Integrated Offering. Neither the Company, nor, to its knowledge, any of its affiliates or other Person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Offering of the Notes to be integrated with prior offerings by the Company for purposes of the Securities Act, when integration would cause the Offering not to be exempt from the registration requirements of Section 5 of the Securities Act.
     (23) No General Solicitation. Neither the Company nor, to its knowledge, any Person acting on behalf of the Company, has offered or sold any of the Notes by any form of “general solicitation” within the meaning of Rule 502 under the Securities Act. To the knowledge of the Company, no Person acting on its behalf has offered the Notes for sale other than to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.
     (24) No Registration. Assuming the accuracy of the representations and warranties made by, and compliance with the covenants of, the Purchasers in Section B hereof, no registration of the Securities under the Securities Act is required in connection with the offer and sale of the Notes by the Company to the Purchasers or the issuance of the Shares upon conversion of the Notes.
     (25) No Brokers. Except with respect to the Placement Agent and Monroe, neither the Company nor any subsidiary of the Company has taken action that would give rise to any claim by any Person for brokerage commissions, finder’s fees, financial advisory fees or similar payments in connection with the transactions contemplated by this Agreement and neither the Company nor any of the subsidiaries has incurred, or shall incur, directly or indirectly, any liability for any claim for brokerage commissions, finder’s fees, financial advisory or similar payments in connection with this Agreement or the Offering Documents or any transaction contemplated hereby or thereby.
     (26) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the State of Delaware which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser ownership of the Securities. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of its common stock or a change in control of the Company.
     (27) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts (including the Notes) are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).
     (28) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.
     (29) Transfer Taxes. On the Closing Date, all transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Notes to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.
     (30) Environmental Matters. The Company has obtained, or has applied for, and is in compliance with and in good standing under all permits required under Environmental Laws (except for such failures that individually or in the aggregate would not be reasonably likely to have a Material Adverse Effect) and the Company has no knowledge of any proceedings to substantially modify or to revoke any such permit. There are no investigations of which the Company has knowledge, proceedings or litigation pending or, to the Company’s knowledge, threatened against the Company or any of the Company’s facilities relating to Environmental Laws or Hazardous Substances. “Environmental Laws” shall mean all federal, national, state, regional and local laws, statutes, ordinances and regulations, in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including orders, consent decrees or judgments relating to the regulation and protection of human health, safety, the environment and natural resources.
     (31) Disclosure. To the Company’s knowledge, no material event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.
     (32) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that no Purchaser is (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Offering Documents and the transactions contemplated hereby and thereby.
     (33) Dilutive Effect. The Company understands and acknowledges that the number of Shares issuable upon conversion of the Notes may, under certain circumstances described in the Note, increase. The Company further acknowledges that its obligation to issue the Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.
     (34) Employee Relations.
     (i) The Company is not a party to any collective bargaining agreement and, to its knowledge, its employees are not union members. The Company believes that its relations with its employees are good. No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer of the Company, to the knowledge of the Company, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant relating to such executive officer’s employment with the Company, and the continued employment of each such executive officer does not, to the knowledge of the Company, subject the Company to any liability with respect to any of the foregoing matters;
     (ii) The Company is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and

     (iii) No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any employees of the Company.
     (35) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Notes, (ii) other than the Placement Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Notes, or (iii) other than the Placement Agent, paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
     (36) Indebtedness and Other Contracts. Neither the Company nor any of its subsidiaries (i) has any outstanding Indebtedness (as defined below) in excess of $100,000, individually, or $500,000, in the aggregate from any one lender (together with such lender’s affiliates), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company does not have any Indebtedness except as described in the 2006 SEC Filings. There are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
     (37) Ranking of Notes. Other than Permitted Senior Indebtedness (as defined in the Notes), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise. Other than in connection with Permitted Liens (as defined in the Notes), no Indebtedness of the Company is secured by any assets of the Company.
     (38) FDA Compliance. The Company and each of its subsidiaries are conducting their business in compliance with the rules and regulations of the United States Food and Drug Administration (the “FDA”) and all applicable federal, state and local laws, orders, rules, regulations, directives, decrees and judgments of each of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal laws and regulations governing health, sanitation, safety, zoning and land use, except where the failure to be so in compliance would not have a Material Adverse Effect. There are no pending or threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance or violation, investigation or proceedings before the FDA or any other federal, state, local or foreign governmental bodies that involve or effect the Company, its existing products, product candidates or any of its Subsidiaries which, individually or in the aggregate, are reasonably likely to result in a Material Adverse Effect.
D. Understandings
     Each of the Purchasers understands, acknowledges and agrees with the Company as follows:
     (1) No federal or state agency or authority has made any finding or determination as to the accuracy or adequacy of the Offering Documents or as to the fairness of the terms of the Offering nor any recommendation or endorsement of the Securities. Any representation to the contrary is a criminal offense. In making an investment decision, Purchasers must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved.
     (2) The Offering is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder, which is in part dependent upon the truth, completeness and accuracy of the statements made by the Purchaser herein and in the Purchaser Questionnaire.
     (3) Notwithstanding the registration obligations provided herein, there can be no assurance that the Purchaser will be able to sell or dispose of the Securities. It is understood that in order not to jeopardize the Offering’s exempt status under Section 4(2) of the Securities Act and Regulation D, any transferee may, at a minimum, be required to fulfill the investor suitability requirements thereunder.
     (4) The Purchaser acknowledges that the Offering is confidential and non-public and agrees that all information about the Offering shall be kept in confidence by the Purchaser until the public announcement of the Offering by the Company. The Purchaser acknowledges that the foregoing restrictions on the Purchaser’s use and disclosure of any such confidential, non-public information contained in the above-described documents restricts the Purchaser from trading in the Company’s securities to the extent such trading is on the basis of material, non-public information. Except for the terms of the transaction documents and the fact that the Company is considering consummating the transactions contemplated therein, and except where the Purchaser or its agent has executed a Non-Disclosure Agreement with the Company, the Company confirms that neither the Company nor, to its knowledge, any other Person acting on its behalf, has provided any of the Purchasers or their agents or counsel with any information that constitutes material, non-public information.
     (5) The Purchaser agrees that beginning on the date hereof until the Offering is publicly announced by the Company (which the Company has agreed to undertake in accordance with the provisions of Section F.1. hereof), the Purchaser will not enter into any Short Sales. For purposes of determining whether a Purchaser has an equivalent offsetting long position in the Common Stock, all Common Stock that would be issuable upon exercise in full of all options then held by such Purchaser (assuming that such options were then fully exercisable, notwithstanding any provisions to the contrary, and giving effect to any exercise price adjustments scheduled to take effect in the future) shall be deemed to be held long by such Purchaser.
E. Registration Rights
     (1) Certain Definitions. For purposes of this Section E, the following terms shall have the meanings ascribed to them below.
          (a) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the Offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          (b) “Registrable Securities” shall mean any Shares issuable pursuant to the Offering Documents together with any securities issued or issuable upon any stock split, dividend or other distribution, adjustment, recapitalization or similar event with respect to the foregoing.
          (c) “Registration Statement” means the registration statement required to be filed under this Section E, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     (2) Registration Statement.
          (a) The Company shall use its reasonable best efforts to prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act on or prior to the 30th day following the Closing Date (such date of actual filing, the “Filing Date”). The Registration Statement shall be on Form S-3 (or on such other form appropriate for such purpose) and shall contain (except if otherwise directed by the Purchasers and reasonably agreed to by the Company) a “Plan of Distribution” substantially in the form attached hereto as Exhibit E. Each Purchaser will furnish to the Company, at the Closing, a completed questionnaire in the form set forth as Exhibit D hereto. Each Purchaser agrees to promptly update such questionnaire in order to make the information previously furnished to the Company by such Purchaser not materially misleading and deliver such updated questionnaire to the Company. By 9:30 a.m. on the business day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.
          (b) The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC (the “Effective Date”) on or prior to the 90th day following the Closing Date or on the 120th day following the Closing Date in the event that the SEC has reviewed the Registration Statement, and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earliest of (i) the second anniversary of the Effective Date of the Registration Statement, (ii) the date when all Registrable Securities are eligible for resale under Rule 144(k) of the Securities Act or (iii) the date when all Registrable Securities covered by such Registration Statement have been sold (the “Effectiveness Period”).
          (c) The Company shall request effectiveness of the Registration Statement (and any post-effective amendments thereto) within five (5) business days following the Company’s receipt of notice from the SEC that the Registration Statement will not be reviewed by the SEC or that the SEC has completed its review of such Registration Statement and has no further comments. The Company will telephonically request that the Registration Statement be declared effective as of 4:00 p.m. Eastern time on the Effective Date.
          (d) Upon the occurrence of any Event (as defined below), as relief for the damages suffered therefrom by the Purchasers (the parties hereto agree that the liquidated damages provided for in this Paragraph (2)(d) constitute a reasonable estimate of the damages that may be incurred by the purchasers by reason of an Event), the Company shall pay to each Purchaser, as liquidated damages and not as a penalty (it being agreed that it would not be feasible to ascertain the extent of such damages with precision), such amounts and at such times as shall be determined pursuant to this Paragraph (2)(d). For such purposes, each of the following shall constitute an “Event”:

     (i) the Filing Date does not occur on or prior to the 30th day following the Closing Date (such date is defined herein as the “Filing Default Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period, for each 30-day period thereafter or any portion thereof until the Filing Date, to be paid within ten days of the end of each 30-day period;
     (ii) the Registration Statement is not declared effective on or prior to the date that is 90 days after the Closing Date or 120 days after the Closing Date in the event that the SEC has reviewed the Registration Statement (the “Required Effectiveness Date”), in which case the Company shall pay to each Purchaser an amount in cash equal to one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period, for each 30-day period after such 90th day or 120th, as applicable, until the Registration Statement is deemed effective, no later than ten days following the end of each 30-day period; or
     (iii) after the Effective Date, the SEC issues any stop order suspending the effectiveness of the Registration Statement, in which case the Company shall pay to each Purchaser an amount in cash equal to one percent (1.0%) of the aggregate purchase price paid by such Purchaser, on a pro-rata basis over a 30-day period, for each 30-day period after the effective date of such stop order until the Registration Statement is again deemed effective, no later than ten days following the end of each 30-day period.
The payment obligations of the Company under this Section E(2)(d) shall be cumulative. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount of liquidated damages payable by the Company pursuant to this Paragraph 2(d) exceed twelve percent (12%) of the aggregate purchase price paid by each Purchaser.
     (3) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
          (a) (i) prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep the Registration Statement continuously effective as to the Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto.
          (b) Notify the Placement Agent and the Purchasers as promptly as reasonably possible, and (if reasonably requested by the Placement Agent) confirm such notice in writing, upon becoming aware of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of the Registration Statement; (ii) if the SEC issues any stop order suspending the effectiveness of the Registration Statement or initiates any action, claim, suit, investigation or proceeding (a “Proceeding”) for that purpose; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (iv) the financial statements included in the Registration Statement become ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference is untrue in any material respect or any revision to the Registration Statement, Prospectus or other document is required so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company shall not intentionally include any material non-public information in any notice provided to any Purchaser under this Section E(3)(b).
          (c) Use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment; provided, however, that the Company may suspend sales pursuant to the Registration Statement for a period of up to sixty (60) days (unless the holders of a majority of the then-eligible Registrable Securities consent in writing to a longer delay of up to an additional sixty (60) days) no more than once in any twelve-month period if the Company furnishes to the holders of the Registrable Securities a certificate signed by the Company’s Chief Executive Officer stating that in the good faith judgment of the Company’s Board of Directors, (i) the offering could reasonably be expected to interfere in any material respect with any acquisition, corporate reorganization or other material transaction under consideration by the Company or (ii) there is some other material development relating to the operations or condition (financial or other) of the Company that has not been disclosed to the general public and as to which it is in the Company’s best interests not to disclose such development; provided further, however, that the Company may not so suspend sales more than once in any calendar year without the written consent of the holders of at least a majority of the then-eligible Registrable Securities. Each violation of the Company’s obligation not to suspend sales pursuant to the Registration Statement longer than permitted pursuant to the proviso of this Paragraph 3(c) shall be deemed an “Event” and for each such default, Purchaser shall be entitled to the payment provisions set forth in Paragraph 2(d)(i).
          (d) Deliver to each Purchaser, which delivery may be made electronically, by the business day after the date first available, without charge, such reasonable number of copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Purchasers may reasonably request.
          (e) To the extent required by law, prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required for any such purpose to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be otherwise required to qualify but for the requirements of this Paragraph (3)(e), or (ii) subject itself to taxation.
          (f) Comply in all material respects with all applicable rules and regulations of the SEC and the principal stock exchange or market on which the Common Stock is then listed or eligible for trading.
     (4) Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, in connection with applicable state securities or “Blue Sky” laws and to Nasdaq, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing copies of Prospectuses reasonably requested by the Purchasers), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company and (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Purchaser shall pay any and all costs, fees, discounts or commissions attributable to the sale of its respective Registrable Securities and all fees and expenses of its counsel and other advisors.
     (5) Indemnification.
          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Purchaser, the partners, members, officers and directors of each Purchaser and each Person or entity, if any, who controls such Purchaser or any of the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities (collectively, “Losses”) to which they may become subject (under the Securities Act or otherwise) insofar as such Losses (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement or other Offering Document by the Company or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will, as incurred, reimburse such Purchaser, partner, member, officer, director or controlling Person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such Loss arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, partner, member, officer, director or controlling Person specifically for use in preparation of the Registration Statement or any breach of this Agreement by such Purchaser; provided further, however, that the Company shall not be liable to any Purchaser of Registrable Securities (or any partner, member, officer, director or controlling Person of such Purchaser) to the extent that any such Loss is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Purchaser failed to send or deliver a copy of the final prospectus with or prior to, or, if Rule 172 is then in effect, such Purchaser failed to confirm that a final prospectus was deemed to be delivered prior to, the delivery of written confirmation of the sale by such Purchaser to the Person asserting the claim from which such Loss resulted and (B) the final prospectus corrected such untrue statement or omission, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented or, if Rule 172 is then in effect, notified by the Company that such amended or supplemented prospectus has been filed with the SEC, such Purchaser thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to, or, if Rule 172 is then in effect, such Purchaser fails to confirm that the prospectus as so amended or supplemented was deemed to be delivered prior to, the delivery of written confirmation of the sale of a Registrable Security to the Person asserting the claim from which such Loss resulted or (iii) such Purchaser sold Registrable Securities in violation of such Purchaser’s covenant contained in Paragraph (6) below.
          (b) Indemnification by Purchasers. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any material breach of this Agreement by such Purchaser or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the Effective Date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Purchaser specifically for use in preparation of the Registration Statement, including without limitation the Purchaser Questionnaire and the Selling Stockholder Questionnaire, and such Purchaser will reimburse the Company (and each of its officers, directors or controlling Persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim for which such Purchaser is determined, in a final non-appealable judgment, to have an indemnification obligation under this Paragraph 5(b); provided, however, that in no event shall any indemnity under this Paragraph 5(b) be greater in amount than the dollar amount of the proceeds received by such Purchaser upon the sale of such Registrable Securities.
          (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall be entitled to participate therein, and to the extent that it shall wish, assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof. After notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, such

Indemnifying Party shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by Indemnified Party in connection with the defense thereof. An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties. If there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and such Indemnifying Party or any affiliate or associate thereof, the Indemnified Party shall be entitled to retain its own counsel at the expense of such Indemnifying Party; provided, further, that no Indemnifying Party shall be responsible for the fees and expense of more than one separate counsel for all Indemnified Parties. The Indemnifying Party shall not settle an action without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten business days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).
          (d) Contribution. If a claim for indemnification under Paragraph (5)(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Paragraph (5)(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Paragraph 5(d) was available to such party in accordance with its terms.
     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Paragraph (5)(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Paragraph (5)(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     (6) Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Paragraphs (3)(b), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement, or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.
     (7) Piggy-Back Registrations. If at any time during the Effectiveness Period, other than any suspension period referred to in Paragraph (3)(f), there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Purchaser written notice of such determination and if, within fifteen (15) days after receipt of such notice, any such Purchaser shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities not already covered by an effective Registration Statement such Purchaser requests to be registered. The Company shall not allow “piggy-back” rights with respect to the Registration Statement and will not include therein securities of Persons other than the Purchasers.
     (8) Rule 144. Until such time as the Registrable Securities are eligible for resale pursuant to Rule 144(k) under the Securities Act, the Company agrees with each holder of Registrable Securities to:
          (a) comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;
          (b) to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and
          (c) furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the SEC allowing it to sell any such securities without registration.
F. Covenants of the Company
     (1) Not later than 8:30 a.m. Eastern time on Tuesday, December 19, 2006, the Company shall make a public announcement of the execution of this Agreement by filing with the SEC a Current Report on Form 8-K and issuing a press release, with such public announcement complying with the safe harbor provisions of Rule 135c of the Securities Act.
     (2) Not later than 8:30 a.m. Eastern time on the business day following the Closing, the Company shall make a public announcement of the Closing of the Offering by filing with the SEC a Current Report on Form 8-K and issuing a press release.
     (3) The Company shall not, and shall cause each of its officers, directors, employees and agents not to, knowingly provide any Purchaser with any material nonpublic information regarding the Company from and after the issuance of the above referenced filings and press releases without the express written consent of such Purchaser.
     (4) The Company agrees to file one or more Forms D with respect to the Securities on a timely basis as required under Regulation D under the Securities Act to claim the exemption provided by Rule 506 of Regulation D and to provide a copy thereof to the Placement Agent and its counsel promptly after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.
     (5) The Company shall (i) timely file with Nasdaq a Listing of Additional Shares Notification with respect to the Shares to the extent required by applicable Nasdaq rules for Nasdaq listing eligibility of the Shares (ii) to the extent applicable, take all commercially reasonable steps necessary to cause such Registrable Securities to be approved for listing on Nasdaq as soon as possible thereafter; and (iii) use its commercially reasonable efforts to maintain the listing of the Company’s Common Stock on Nasdaq.
     (6) Other than pursuant to the Registration Statement, prior to the Effective Date, the Company may not file any registration statement (other than on Form S-8) with the SEC with respect to any securities of the Company. Until 90 days after the Effective Date, the Company will not offer, sell, grant any option to purchase, or otherwise dispose of (or announce any of the foregoing) any of its equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock equivalents, other than with respect to (i) grants of options or sales of Common Stock pursuant to the Plans or (ii) in connection with the acquisition of all of the capital stock or all or substantially all of the assets of another business.
     (7) The Company will not sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Securities Act. During the six months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.
     (8) During the Effectiveness Period, as long as any Purchaser owns Securities, the Company covenants (i) to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, and (ii) maintain compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder, except where noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. During the Effectiveness Period, as long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144. The Company further covenants that it will take such further action during the Effectiveness Period as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares and Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.
     (9) Restriction on Redemption and Cash Dividends. So long as any Notes are outstanding, the Company shall not, directly or indirectly, redeem, or declare or pay any cash dividend or distribution on, the Common Stock without the prior express written consent of the holders of Notes representing not less than a majority of the aggregate Principal Amount of the then outstanding Notes, except for repurchases of securities pursuant to, and in accordance with, the Company’s equity compensation plans.
     (10) Additional Notes; Variable Securities; Dilutive Issuances. So long as any Purchaser beneficially owns any Notes, the Company will not issue any Notes other than to the Purchasers as contemplated hereby and the Company shall not issue any other securities that would cause a breach or default under the Notes. For so long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Initial Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible.

     (11) Restrictions on Additional Indebtedness. So long as any of the Notes are outstanding, the Company shall not incur any indebtedness other than Permitted Indebtedness (as defined in the Notes) or grant or suffer any liens on its assets other than Permitted Liens.
     (12) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock issuable upon conversion of the Notes issued at the Closing (without taking into account any limitations on the Conversion of the Notes set forth in the Notes).
G. Conditions to Closing; Termination
     (1) Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:
          (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers shall be true and correct in all respects) as of the date when made and as of the Closing as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as though made on and as of the Closing Date);
          (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by it at or prior to the Closing;
          (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;
          (d) Since the date of execution of this Agreement, no event or series of events shall have occurred is reasonably expect to have or result in a Material Adverse Effect;
          (e) Trading in the Common Stock shall not have been suspended by the SEC or Nasdaq (except for any suspensions of trading of limited duration agreed to by the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on Nasdaq;
          (f) The Company shall have delivered the items required to be delivered by the Company in accordance with Section A.3;
          (g) This Agreement shall not have been terminated as to such Purchaser in accordance with Section G.3.

     (2) Conditions Precedent to the Obligations of the Company to sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:
          (a) The representations and warranties of each Purchaser contained herein shall be true and correct in all material respects (other than those representations and warranties that are qualified by “materiality” or Material Adverse Effect qualifiers, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made on and as of such date;
          (b) Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Offering Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing;
          (c) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Offering Documents;
          (d) Each Purchaser shall have delivered its Investment Amount in accordance with Section A.2;
          (e) This Agreement shall not have been terminated as to such Purchaser in accordance with Section G.3.
     (3) Termination. This Agreement may be terminated prior to Closing:
          (a) by written agreement of the Purchasers and the Company; and
          (b) by the Company or a Purchaser (as to itself but no other Purchaser) upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m. Eastern time on or before December 31, 2006; provided, that the right to terminate this Agreement under this Section G.3 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.
     In the event of a termination pursuant to Section G.3, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section G.3, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Purchaser will have any liability to any other Purchaser under the Offering Documents as a result thereof.
H. Miscellaneous
     (1) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the Person or Persons may require.

     (2) Any notice or other communication required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by fax prior to 6:30 p.m. Eastern Time on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered by fax on a day that is not a business day or later than 6:30 p.m. Eastern Time on a business day, (c) upon receipt, if sent by an internationally recognized overnight delivery service (with charges prepaid), or (d) upon actual receipt by the party to whom such notice or other communication is required to be given:
(i)	if to the Company, to it at:
Third Wave Technologies, Inc.
502 South Rosa Road
Madison, Wisconsin 53719
Fax No.:
Attention:
or such other address as it shall have specified to the Purchaser in writing, with a copy (which shall not constitute notice) to:
Kennedy Covington Lobdell & Hickman, L.L.P.
4350 Lassiter at North Hills Avenue
Suite 300
Raleigh, NC 27609
Facsimile: (919) 516-2028
Attention: Scott Coward, Esq.
(ii)	if to a Purchaser, to it at its address set forth on the signature page to this Agreement, or such other address as it shall have specified to the Company in writing;
provided, however, that no notice shall be deemed effective unless there is a confirmation of receipt (such as a fax confirmation sheet or a delivery receipt from certified mail).
     (3) Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and the Purchaser, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.
     (4) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to agreements entered into and to be performed in New York by and between residents of New York, and shall be binding upon the Purchaser, the Purchaser’s heirs, estate, legal representatives, successors and assigns and shall inure to the benefit of the Company, its successors and assigns. The Company and each Purchaser hereby agree to submit to the jurisdiction of the courts of the State of New York with respect to any proceeding arising out of or relating to this Agreement, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
     (5) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.
     (6) The parties understand and agree that, unless provided otherwise herein, money damages would not be a sufficient remedy for any breach of the Agreement by the Company or the Purchaser and that the party against which such breach is committed shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not, unless provided otherwise herein, be deemed to be the exclusive remedies for a breach by either party of the Agreement but shall be in addition to all other remedies available at law or equity to the party against which such breach is committed.
     (7) The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder, except as may result from the actions of any such Purchaser other than through the execution hereof. Nothing contained herein solely by virtue of being contained herein shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any similar entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.
     (8) This Agreement, together with the agreements and documents executed and delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.
     (9) This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party or parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     (10) The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
     (11) This Agreement and the other Offering Documents (including any schedules and exhibits hereto and thereto) supersede all other prior oral or written agreements between the Purchaser, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and other Offering Documents (including any schedules and exhibits hereto and thereto) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.
     (12) No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchasers holding or being obligated to purchase at least a majority of the Shares. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Offering Document unless the same consideration is also offered to all Purchasers who then hold Notes or Shares. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
     (13) Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided that such transferee agrees in writing to be bound by the terms and provisions of this Agreement and, to the extent applicable, the other Offering Documents, and such transfer is in compliance with the terms and provisions of this Agreement and permitted by federal and state securities laws.
     (14) The representations and warranties of the parties contained herein or in any other agreements or documents executed in connection herewith shall survive the Closing.
     (15) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
* * * * * * *

SIGNATURE PAGE
     The Purchaser hereby agrees to purchase the Principal Amount of Notes, in exchange for the Investment Amount, as set forth below, and agrees to be bound by the terms and conditions of this Agreement.

PURCHASER

Principal Amount:	$20,000,000

Investment Amount:	$14,881,878

Stark Onshore Master Holding LLC

By:	Stark Offshore Management LLC
Its Investment Manager

/s/ Brian H. Davidson, Authorized Signatory
Signature of Purchaser (and title, if applicable)	Signature of Joint Purchaser (if any)

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number of Joint Purchaser (if any)

Name (please print as name will appear on Note)

Number and Street

City, State Zip Code

ACCEPTED BY: THIRD WAVE TECHNOLOGIES, INC.
By:	/s/ Kevin T. Conroy
Name: Kevin T. Conroy
Title: President/CEO

Schedule A
Wire Transfer Instructions
PLEASE SEND WIRE TRANSFERS TO THE COMPANY’S ACCOUNT AS FOLLOWS:

Bank:	US Bank 777 East Wisconsin Avenue Milwaukee, WI 53202

Routing No.:	075000022

Account Name:	Third Wave Technologies, Inc. 502 S. Rosa Rd. Madison, WI 53719

Account No.:	182380231924

Schedule B
Company Disclosure Schedule

Exhibit A
Form of Note
(attached)

[FORM OF NOTE]
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR AN EXEMPTION FROM REGISTRATION, WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THIS CORPORATION, IS AVAILABLE. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT.
FOR PURPOSES OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY HAS ORIGINAL ISSUE DISCOUNT. FOR PURPOSES OF SECTION 1273 OF THE CODE, THE ISSUE PRICE IS $[                    ] AND THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $[                    ], IN EACH CASE PER $1,000 PRINCIPAL AMOUNT OF THIS SECURITY. FOR PURPOSES OF SECTION 1275 OF THE CODE, THE ISSUE DATE OF THIS SECURITY IS DECEMBER [___], 2006. FOR PURPOSES OF SECTION 1272 OF THE CODE, THE YIELD TO MATURITY (COMPOUNDED SEMI-ANNUALLY) IS 6%.
Third Wave Technologies, Inc.
Convertible Senior Subordinated Zero-Coupon Promissory Note
Issue Date: December [__], 2006
Issue Price: $[                    ] (for each $1,000 principal amount at maturity)
Original Issue Discount: $[                    ] (for each $1,000 principal amount at maturity)
Principal Amount at Maturity: $[                    ]
     FOR VALUE RECEIVED, Third Wave Technologies, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [                    ] (“Holder”) the principal amount at maturity of $[                    ] (as may be reduced pursuant to the terms hereof from time to time pursuant to redemption, conversion or otherwise, the “Principal”) upon December [___], 2011 (the “Maturity Date”), acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Senior Subordinated Zero-Coupon Promissory Note (including all Convertible Senior Subordinated Zero-Coupon Promissory Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Convertible Senior Subordinated Zero-Coupon Promissory Notes (collectively, the “Notes” and such other

Convertible Senior Subordinated Zero-Coupon Promissory Notes, the “Other Notes”) issued pursuant to the Securities Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 19 of this Note.
1. Maturity. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal.
2. Original Issue Discount; Interest. This Note shall not bear cash interest except as otherwise expressly provided below. Original Issue Discount shall accrue on the Issue Price in the period during which this Note remains outstanding. If the Principal is not paid on the Maturity Date, or other amounts payable hereunder (including in connection with a redemption) are not paid when due hereunder, then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 6% per annum (together with Late Charges pursuant to Section 14(b)), compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holder on the last day of each quarter.
3. Conversion. This Note shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.
     (a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issue Date, the Holder shall be entitled to convert the Accreted Value of all Principal (or any portion equal to $1,000 of Principal or any integral multiple of $1,000 of Principal in excess thereof) (such Principal or portion thereof, the “Conversion Amount”) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Principal.
     (b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Principal pursuant to Section 3(a) shall be initially [_________] shares of Common Stock for each $1,000 of Conversion Amount (the “Conversion Rate”). The Conversion Rate shall be adjusted in certain instances as provided in Section 3(f) hereof.
     (c) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed conversion notice in the form attached hereto as Annex 1 (the “Conversion Notice”) to the Company in accordance with Section 14 hereof, with a copy to the Company’s transfer agent (the “Transfer Agent”) for the Common Stock, Computershare Trust Co., per notice instructions provided by the Company and (B) if required by Section 3(e), surrender this Note to

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a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program credit such aggregate number of shares of Common Stock to which the Holder shall be entitled (the “Conversion Shares”) to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the Conversion Shares. If this Note is physically surrendered for conversion as required by Section 3(e) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 7 hereof) representing the outstanding Principal not converted. The Person or Persons entitled to receive Conversion Shares upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares on the Conversion Date. Provided that the Holder has fully complied with its obligations hereunder, including, without limitation, delivery of all required documentation, if within three (3) Trading Days after the Company’s and the Transfer Agent’s receipt of Conversion Notice, the Transfer Agent shall fail to issue and deliver to such Holder a certificate representing the Conversion Shares that is free from all restrictive and other legends, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock that the Holder anticipated receiving from the Company without any restrictive legend (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the Conversion Date; provided, however, that the Company shall have no obligation under this provision if the Company has delivered to the Transfer Agent the documentation required to meet its obligations hereunder and the failure of such obligations to be met is the sole responsibility of the Transfer Agent.
     (d) Mandatory Conversion. If at any time from and after the second (2nd) anniversary of the Issue Date (the “Mandatory Conversion Eligibility Date”), the Closing Sale Price of the Common Stock for each of twenty (20) consecutive Trading Days following the Mandatory Conversion Eligibility Date (the “Mandatory Conversion Measuring Period”) exceeds 150% of the Initial Conversion Price (as equitably adjusted for any stock splits, stock dividends, recapitalizations, combinations, reverse stock splits or other similar events during such period), the Company shall have the right to require the Holder to convert all, or any portion, of the Conversion Amount then remaining under this Note as designated in the Mandatory Conversion Notice into fully paid, validly issued and nonassessable shares of

3

Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a “Mandatory Conversion”), provided, however, there is on such Mandatory Conversion Date an effective Registration Statement (as defined in Securities Purchase Agreement) covering the shares of Common Stock issuable upon such Mandatory Conversion. The Company may exercise its right to require conversion under this Section 3(d) by delivering to the Holder within not more than three (3) Trading Days following the end of any such Mandatory Conversion Measuring Period a written notice thereof by facsimile or overnight courier (the “Mandatory Conversion Notice” and the date the Holder received such notice is referred to as the “Mandatory Conversion Notice Date”). The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion, which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the Mandatory Conversion Notice Date (the “Mandatory Conversion Date”), (ii) the aggregate Conversion Amount of this Note subject to Mandatory Conversion and (iii) the number of shares of Common Stock to be issued to the Holder on the Mandatory Conversion Date. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount of this Note required to be converted on the Mandatory Conversion Date. The mechanics of conversion set forth in Section 3(c) and Section 3(e) shall apply to any Mandatory Conversion as if the Company and the Transfer Agent had received from the Holder a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.
     (e) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (i) the full Conversion Amount represented by this Note is being converted or (ii) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender. The Holder and the Company shall maintain records showing the Conversion Amount converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.
     (f) Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:
     (i) Stock Dividends and Splits. If the Company, at any time while this Note is outstanding: (1) pays a stock dividend on its Common Stock payable in shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (2) subdivides outstanding shares of Common Stock into a larger number of shares, or (3) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Rate shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately after such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately before such event. Any adjustment made pursuant to clause (1) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause

4

(2) or (3) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
     (ii) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (1) evidences of its indebtedness, (2) any security (other than a distribution of Common Stock covered by the preceding paragraph), (3) rights or warrants to subscribe for or purchase any security, or (4) any other asset (in each case, "Distributed Property"), then, at the request of the Holder delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to the Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Holder would have been entitled to receive in respect of the shares of Common Stock for which this Note could have been converted immediately prior to such record date. If such Distributed Property is not delivered to the Holder pursuant to the preceding sentence, then upon any conversion of this Note that occurs after such record date, the Holder shall be entitled to receive, in addition to the shares of Common Stock otherwise issuable upon such conversion, the Distributed Property that the Holder would have been entitled to receive in respect of such number of shares of Common Stock had the Holder been the record holder of such shares of Common Stock immediately prior to such record date. Notwithstanding the foregoing, this Section 3(f)(ii) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 3(f)(i).
     (iii) Fundamental Transactions. If, at any time while this Note is outstanding, the Company effects any Fundamental Transaction, then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the Company shall apportion the Conversion Amount among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.
     (iv) Reclassifications; Share Exchanges. In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control transactions), the Holder shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holder shall be entitled upon

5

such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of this Note could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.
     (v) Calculations. All calculations under this Section 3(f) shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
     (vi) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 3(f), the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based, and promptly deliver a copy of each such certificate to the Holder.
     (vii) Notice of Corporate Events. If the Company (1) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any subsidiary, (2) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (3) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall use commercially reasonable efforts to make the Holder aware of the material terms and conditions of such transaction in advance of the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take steps reasonably necessary in order to give the Holder the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to comply with the foregoing provisions shall not affect the validity of any corporate action.
     (g) Limitations on Conversions.
     (i) Notwithstanding anything in this Note to the contrary (except as set forth below in this subsection with regard to Mandatory Conversions), the Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3, to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion; provided, however, that this provision shall not be deemed to apply a 4.99% Maximum Percentage to restrict or limit the Company’s right to require and effect Mandatory Conversion under Section 3(d) of this Note. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of

6

shares of Common Stock which would be issuable upon (1) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (2) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(g)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For any reason at any time, upon the written or oral request of the Holder, the Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (A) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease will apply only to the Holder and not to any other holder of Notes. Notwithstanding anything in this Note to the contrary, the Maximum Percentage with respect to any Mandatory Conversion under Section 3(d) of this Note shall be 9.99% and not subject to decrease by the Holder (“Mandatory Conversion Maximum Percentage”); provided, however, that in the event the Mandatory Conversion Maximum Percentage is applied to limit the amount of any Mandatory Conversion, then (x) the unconverted portion of the Note shall cease to accrue or accrete interest beyond the then-Accreted Value of that portion of the Note as of the date such portion would have otherwise been converted but for the application of the Mandatory Conversion Maximum Percentage, (y) any right or remedy (including Late Charges) that the Holder may have hereunder with respect to an Event of Default (including any payment default, whether before, at, or after the Maturity Date) with respect to the unconverted portion is stayed, and (z) and as soon as Holder’s beneficial ownership percentage declines (whether because more stock is issued or because Holder sells shares of Company common stock or other securities), the remaining portion of the note will automatically convert up to the 9.99% Mandatory Conversion Maximum Percentage. Notwithstanding the foregoing, the limitations in this Section 3(g)(i) shall not apply if, as of the Subscription Date, the Holder beneficially owned in excess of 9.99% of the Company’s outstanding shares of Common Stock.
     (ii) The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (1) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (2) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued in the aggregate upon conversion of Notes, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to such Purchaser pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of

7

Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.
4. Event of Default.
     (a) Each of the following events shall constitute an “Event of Default”:
     (i) the failure of the applicable Registration Statement required to be filed pursuant to the Securities Purchase Agreement to be declared effective by the SEC on or prior to the date that is one hundred and fifty (150) days after the applicable Required Effectiveness Date (as defined in the Securities Purchase Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Securities Purchase Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Securities Purchase Agreement) in accordance with the terms of the Securities Purchase Agreement, and such lapse or unavailability continues for a period of thirty (30) consecutive days or for more than an aggregate of sixty (60) days in any 365-day period (other than days permitted by Section E.3(c) of the Securities Purchase Agreement);
     (ii) the suspension from trading or failure of the Common Stock to be listed on the Principal Market or on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;
     (iii) the Company’s (1) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within fifteen (15) Business Days after the applicable Conversion Date or (2) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;
     (iv) the Company’s failure to pay to the Holder any amount of Principal or other amounts when and as due under this Note or the Securities Purchase Agreement (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) if such failure continues for a period of at least five (5) Business Days;
     (v) any default (which has not been cured or waived) under, redemption of or acceleration prior to maturity of any Indebtedness of the Company in excess of $1,000,000 or any of its subsidiaries other than with respect to any Other Notes;
     (vi) the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the

8

relief of debtors (collectively, “Bankruptcy Law”), (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (4) makes a general assignment for the benefit of its creditors or (5) admits in writing that it is generally unable to pay its debts as they become due;
     (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case, (2) appoints a Custodian of the Company or any of its Significant Subsidiaries or (3) orders the liquidation of the Company or any of its Significant Subsidiaries;
     (viii) a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company or any of its Significant Subsidiaries and which judgments are not, within ninety (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;
     (ix) the Company breaches any representation, warranty, covenant or other term or condition of the Securities Purchase Agreement in a manner that is materially adverse in the aggregate to the Holder, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least fifteen (15) consecutive Business Days;
     (x) any breach or failure in any respect to comply with Section 6 of this Note; or
     (xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.
     (b) Redemption Right. Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall within one (1) Business Day deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of the Principal of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of the Principal of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the Accreted Value of the portion of the Principal of this

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Note to be redeemed times 110% (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 5. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company’s redemption of any portion of the Note under this Section 4(b), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Event of Default Redemption Price due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.
     (c) Conversion. Nothing contained in this Section 4 or elsewhere in this Note is intended to or shall impair the Holder’s right, which is absolute and unconditional, to convert this Note in accordance with the terms hereof notwithstanding the occurrence or continuation of an Event of Default.
5. Redemption.
     (a) Redemption at Company Option. This Note is redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on, or after the third (3rd) anniversary of the Issue Date upon not less than 30 nor more than 60 days’ written notice for a redemption price equal to the Accreted Value of the portion of the Principal of the Note so redeemed up to (but excluding) the effective date of such redemption (the “Optional Redemption Price”). The Company may exercise its right to require redemption under this Section 5(a) by delivering a written notice thereof by facsimile and overnight courier to the Holder (the “Optional Redemption Notice” and the date the Holder received such notice is referred to as the “Optional Redemption Notice Date”). The Optional Redemption Notice delivered shall be irrevocable and shall state (A) the date on which the Optional Redemption shall occur (the “Optional Redemption Date”) and (B) the Optional Redemption Price and the portion of the Principal of the Notes which the Company has elected to be subject to Optional Redemption pursuant to this Section 5(a) on the Optional Redemption Date. All Conversion Amounts converted by the Holder after the Optional Redemption Notice Date shall reduce the Principal required to be redeemed on the Optional Redemption Date. Redemptions made pursuant to this Section 5(a) shall be made in accordance with Section 5(c).
     (b) Redemption at Holder Option This Note is redeemable for cash at the option of the Holder, in whole or in part, at any time or from time to time following the occurrence of a Change of Control upon not less than 30 nor more than 60 day’s written notice (the “Change of Control Redemption Notice”) for a redemption price equal to the Accreted Value of the portion Principal of the of the Note so redeemed up to (but excluding) the Redemption Date times 110% (the “Change of Control Redemption Price”).
     (c) Payment of Redemption Price. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall

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deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the Optional Redemption Price to the Holder on the Optional Redemption Date. In the event of a redemption of less than all of the Principal of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 7(b)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Principal that was submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) has not been paid. Upon the Company’s receipt of such notice, (i) the Redemption Notice shall be null and void with respect to such Principal, and (ii) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 7(b)) to the Holder representing such Conversion Amount. The Holder’s delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion Amount subject to such notice.
6. Covenants.
     (a) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.
     (b) Existence of Liens. So long as this Note is outstanding, the Company shall not directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company (collectively, “Liens”) other than Permitted Liens.
7. Reissuance of this Note.
     (a) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 7(b)) representing the outstanding Principal.
     (b) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issue date, as indicated on the face of such new Note, which is the same as the

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Issue Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest and Late Charges on the Principal and interest of this Note, if any, from the Issue Date.
8. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Securities Purchase Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief). Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
9. Payment Of Collection, Enforcement And Other Costs. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.
10. Reservation of Authorized Shares.
     (a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issue Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 100% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).
     (b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without

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limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.
11. Construction; Headings. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
12. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
13. Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate or any redemption price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt of the Conversion Notice or redemption notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within three (3) Business Days submit via facsimile (a) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or any redemption price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.
14. Notices; Payments.
     (a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section H(2) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Rate, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock,

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or (B) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.
     (b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth in the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day. Any amount of Principal or other amounts due under this Note or the Securities Purchase Agreement, other than interest payable pursuant to Section 2, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15.0%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).
15. Cancellation. After all Principal, accrued interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.
16. Waiver of Notice. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.
17. Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other

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jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.
18. Subordination.
     (a) The Company covenants and agrees, and the Holder, by the Holder’s acceptance of this Note, likewise covenants and agrees, that: (1) the Indebtedness represented by this Note and the payment of the principal of and interest on this Note is hereby expressly subordinated and junior, to the extent and in the manner set forth and as set forth in this Section 18, in right of payment to the prior payment in full of all Permitted Senior Indebtedness; and (2) this Note and the Indebtedness of the Company thereunder shall remain at all times unsecured and the Company shall not grant, and the Holders shall not accept, a lien on any asset of the Company to secure such Indebtedness.
     (i) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Permitted Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in respect of all such Permitted Senior Indebtedness, in cash or other form of payment satisfactory to the holders of Permitted Senior Indebtedness, before the Holder is entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or interest on the Indebtedness evidenced by this Note.
     (ii) In the event of any mandatory redemption of this Note upon the occurrence of an Event of Default, unless and until the full amount then due and payable in respect of all Permitted Senior Indebtedness is paid in cash or other form of payment satisfactory to the holders of Permitted Senior Indebtedness (which amount may be paid by one or more of the Holders, in their sole and absolute discretion), no payment shall be made by the Company with respect to the principal of or interest on this Note, or to redeem or otherwise acquire all or any portion of this Note (including any prepayment or repurchase), and the Company shall give prompt written notice of such acceleration or redemption to such holders of Permitted Senior Indebtedness.
     (iii) In the event of and during the continuance of any “event of default” under (and as defined in) any agreement evidencing Permitted Senior Indebtedness (after the lapse of any applicable grace or notice and cure periods provided therein), whether in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of Permitted Senior Indebtedness (each, a “Payment Default”), or any other default in respect of any Permitted Senior Indebtedness (each, a “Non-

15

Payment Default”), then, upon receipt by the Holder of written notice thereof from the holder of such defaulted Permitted Senior Indebtedness, no payment of principal of or interest on this Note may be made by the Company, and no redemption or other acquisition of all or any portion of this Note (including any prepayment or repurchase) may be made by the Company, (A) in case of a Payment Default, unless and until such Payment Default is cured or waived, or (B) in the case of a Non-Payment Default, for a period (each, a “Payment Blockage Period”) commencing on the date of receipt of such notice and ending 179 days thereafter (unless and until, in each case, such Payment Blockage Period shall otherwise be terminated by (I) written notice to the Holder from such representatives for such holder of Permitted Senior Indebtedness, or (II) payment in full of such Permitted Senior Indebtedness in cash or other form of payment satisfactory to the holders of Permitted Senior Indebtedness (which amount may be paid by one or more of the Holders, in their sole and absolute discretion), (III) such Non-Payment Default is otherwise cured or waived) or (IV) such Non-Payment Default shall give rise to a Payment Default, in which case such payment blockage shall continue until such Payment Default is cured or waived). Not more than one such Payment Blockage Period may be commenced with respect to the payment of principal of or interest on or redemption of this Note during any period of 360 consecutive days. Notwithstanding anything in this Note to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No Non-Payment Default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to a Non-Payment Default pursuant to any provision under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to holder(s) of the Permitted Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the representative for, or the holders of, such Permitted Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such Non-Payment Default shall have been cured or waived for a period of not less than 90 consecutive days.
     (b) In the event that, notwithstanding the foregoing provisions of Section 18(a) hereof, any payment on account of principal or interest on this Note shall be made by the Company and received by the Holder:
     (i) after the occurrence of an event specified in Section 18(a)(i) or 18(a)(ii), then, unless all Permitted Senior Indebtedness is paid in full in cash, or provision shall be made therefor reasonably satisfactory to the holders of the Permitted Senior Indebtedness, or
     (ii) after the happening of an event of default of the type specified in Section 18(a)(iii) above, then, unless the amount of such Permitted Senior Indebtedness then due shall have been paid in full, or provision made therefor satisfactory to the holders of the Permitted Senior Indebtedness or such other event of default shall have been cured or waived;

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in each such case, such payment shall be held in trust for the benefit of, and shall be paid over upon the Holder’s receipt of written demand therefor to, the holders of Permitted Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Permitted Senior Indebtedness may have been issued, as their interests may appear.
     (c) All or any portion of the Permitted Senior Indebtedness may, at any time, be paid by one or more of the Holders, in their sole and absolute discretion. Subject to the payment in full in cash or other form of payment satisfactory to the holders of Permitted Senior Indebtedness of all Permitted Senior Indebtedness to which the Indebtedness evidenced by this Note is in the circumstances subordinated as provided in Section 18(a) hereof, the Holder shall be subrogated to the rights of the holders of such Permitted Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Permitted Senior Indebtedness until all amounts owing on this Note shall be paid in full and, as between the Company, its creditors (other than holders of such Permitted Senior Indebtedness) and the Holder, no such payment or distribution made to the holders of Permitted Senior Indebtedness by virtue of this Section 18 which otherwise would have been made to the holder of this Note shall be deemed to be a payment by the Company on account of such Permitted Senior Indebtedness, provided that the provisions of this Section 18 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holders of Permitted Senior Indebtedness, on the other hand.
     (d) Nothing contained in this Section 18 or elsewhere in this Note is intended to or shall impair, as between the Company, its creditors (other than the holders of Permitted Senior Indebtedness) and the Holder, the obligation of the Company, which obligation are absolute and unconditional, to pay to the Holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and creditors of the Company (other than the holders of Permitted Senior Indebtedness), nor shall anything contained herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Note, subject to the rights, if any, under this Section 18 of the holders of Permitted Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
     (e) Upon the maturity of any Permitted Senior Indebtedness by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of, all such matured Permitted Senior Indebtedness shall first be paid in full, or such payment shall have been duly provided for to the reasonable satisfaction of the holders of the Permitted Senior Indebtedness, before any payment on account of principal or interest is made upon this Note.
     (f) Except as expressly provided in this Section 18, nothing contained in this Section 18 shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of or interest on this Note, or redeeming this Note, in accordance with the provisions hereof.

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     (g) No right of any present or future holder of any Permitted Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with.
     (h) For the purposes of this Section 18 only:
     (i) notwithstanding any contrary provision of this Section 18, neither continued accretion of the Note nor the issuance and delivery of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3 hereof shall be deemed to constitute a payment or distribution on account of the principal of or interest on this Note or on account of the purchase or other acquisition of all or any portion of this Note, and
     (ii) the payment, issuance or delivery of cash, property or securities (other than Common Stock) upon conversion of all or any portion of this Note shall be deemed to constitute payment on account of the principal of or interest on this Note or portion thereof.
     (i) Nothing contained in this Section 18 or elsewhere in this Note is intended to or shall impair the Holder’s right, which is absolute and unconditional, to convert this Note in accordance with the terms hereof notwithstanding the occurrence or continuation of a Payment Blockage Period.
19. Certain Definitions. For purposes of this Note, the following terms shall have the following meanings:
     “Accreted Value” means, at any time of determination, the Issue Price plus Accrued Original Issue Discount
     “Accrued Original Issue Discount” represents the accrued portion of Original Issue Discount.
     “Bloomberg” means Bloomberg Financial Markets.
     “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
     “Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

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     “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.
     “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.
     “Conversion Failure” means the Company’s failure to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of share of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is three (3) Business Days after the Conversion Date if the Holder shall have provided the Company with proper notice of such conversion in accordance with Section 3.
     “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange or The Nasdaq Capital Market.
     “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of either the outstanding shares

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of Common Stock or the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding shares of Common Stock.
     “GAAP” means United States generally accepted accounting principles, consistently applied.
     “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.
     “Initial Conversion Price” means $[                    ].
     “Issue Date” means the date on which this Note was originally issued or deemed issued as set forth on the face hereof.
     “Issue Price” means, in connection with the original issuance of this Note, the initial issue price per $1,000 principal amount at maturity at which this Note is sold, as set forth on the face of this Note.
     “Original Issue Discount” means the amount that accrues in respect of this Note daily at a rate of 6.00% per year on the Accreted Value of the Note, beginning on the Issue Date. Original Issue Discount will be calculated [on a semi-annual bond equivalent basis], using a 360-day year comprised of twelve 30-day months.

20

     “Permitted Indebtedness” means (i) Permitted Senior Indebtedness, (ii) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement reasonably acceptable to the Holder and approved by the Holder in writing, (iii) Indebtedness secured by Permitted Liens, (iv) Indebtedness to trade creditors incurred in the ordinary course of business, (v) Indebtedness not otherwise included as Permitted Indebtedness under any other clause of this definition (which Indebtedness for purposes hereof may not be extended, renewed or refinanced in amounts greater than the amounts outstanding immediately prior to the Subscription Date) reflected in the SEC Reports (as such term is defined in the Securities Purchase Agreement); provided that the aggregate amount of such Indebtedness set forth in clause (v) does not exceed $3,000,000 as of the Subscription Date, (vi) additional unsecured Indebtedness not to exceed $1,000,000 in aggregate principal amount at any time outstanding, and (vii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company.
     “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Company’s obligations under Permitted Senior Indebtedness, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien, (vii) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 4 of this Note.
     “Permitted Senior Indebtedness” means: the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company and/or its subsidiaries under or in connection with (i) the Company’s and/or its subsidiaries existing term loans, equipment leases and loans, and letters of credit, (ii) future working capital loans, including working capital revolving lines of credit, in an aggregate amount not exceeding $3,000,000 at any given time and letters of credit in an aggregate amount

21

not exceeding $1,000,000 at any given time and (iii) Indebtedness secured by Liens (A) upon or in any equipment acquired or held by the Company or any of its subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment.
     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
     “Principal Market” means the Nasdaq Global Market.
     “Redemption Price” means, as applicable, the Change of Control Redemption Price, Event of Default Redemption Price or the Optional Redemption Price.
     “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.
     “Securities Purchase Agreement” means that certain securities purchase agreement dated the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.
     “Significant Subsidiaries” means the “significant subsidiaries” as such term is used under Regulation S-X significant subsidiaries under the Securities Exchange Act of 1934, as amended.
     “Subscription Date” means December [___], 2006.
     “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

22

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issue Date set out above.

THIRD WAVE TECHNOLOGIES, INC.
By:
Name:
Title:

Annex 1
CONVERSION NOTICE
Reference is made to the Convertible Senior Subordinated Zero-Coupon Promissory Note (the “Note”) issued to the undersigned by Third Wave Technologies, Inc., (the “Company”). In accordance with and pursuant to the Note, the undersigned (the “Holder”) hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.001 per share (the “Common Stock”), as of the date specified below.

Date of Conversion:

Conversion Amount:

Conversion Rate:

Number of Shares of Common Stock to be Issued:
1. If this Section 1 is completed, the Holder elects to have the Common Stock issuable pursuant to this Conversion Notice electronically transmitted to the account of the Holder or its nominee with the Depository Trust Company through its Deposit Withdrawal Agent Commission system ( “DWAC Transfer”).

Name of DTC Prime Broker:

Account Number:
2. If this Section 2 is completed, in lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the Holder hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

By:
Name:
Title:

Acknowledgement
The Company hereby acknowledges this Conversion Notice and hereby directs Computershare Trust Co. to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated December [___], 2006 from the Company and acknowledged and agreed to by Computershare Trust Co.

By:
Name:
Title:

Exhibit B-1
Legal Matters (Corporate)
December ___, 2006
[Insert Names and
Addresses of Purchasers]
Ladies and Gentlemen:
     We have acted as counsel to Third Wave Technologies, Inc. , a Delaware corporation (the “Company”), in connection with the transactions (the “Transaction”) contemplated by the Securities Purchase Agreement dated December ___, 2006 (the “Agreement”) by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”). This opinion letter is delivered pursuant to Section A(3) of the Agreement. All capitalized terms used and not otherwise defined herein shall have the same meanings as are ascribed to them in the Agreement.
     In rendering the opinions set forth herein, we have reviewed:
     (a) the Agreement; and
     (b) the Notes.
     The documents described and identified in clauses (a) and (b) above are referred to as the “Transaction Documents.”
     We have also reviewed a copy of the certificate of incorporation of the Company as certified by the Delaware Secretary of State on December ___, 2006 (the “Certificate of Incorporation”), the by-laws of the Company (the “By-Laws”), certified copies of resolutions of the board of directors of the Company and such other documents, and have considered such matters of law and fact, in each case as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.
     The phrases “to our knowledge” and “known to us” mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion so qualified. Where any opinion is qualified by the phrase “to our knowledge” or “known to us,” the lawyers in the primary lawyer group are without knowledge, or conscious awareness, that the opinion is untrue. “Primary lawyer group” means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the

Transaction or (iii) solely as to information relevant to a particular opinion, who is primarily responsible for providing the response concerning the particular opinion or issue.
     The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the General Corporation Law of the State of Delaware and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. We note that the Transaction Documents provide that they are to be governed by the laws of the State of New York. Our opinions in paragraph 3 as to the validity and enforceability of the Notes and in paragraph 4 as to the validity and binding nature of the Agreement is intended to address the validity, enforceability and binding nature, as applicable, of the Notes and the Agreement were they, notwithstanding such provision, governed by the laws of the State of North Carolina, and is not intended to address matters of New York law. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Transaction or both.
     Based upon and subject to the foregoing and the further assumptions, limitations and qualifications hereinafter expressed, it is our opinion that:
     1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to execute and deliver the Agreement and to perform its obligations thereunder.
     2. The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of Series A participating preferred stock, $0.001 par value per share (the “Preferred Stock”).
     3. The Notes have been duly authorized by all necessary corporate action and, when issued and delivered against payment therefor in accordance with the provisions of the Agreement, will be validly issued obligations of the Company enforceable against the Company in accordance with their terms. The Common Stock issuable upon conversion of the Notes has been duly authorized for issuance and reserved by the Company and, when issued and delivered upon conversion of the Notes, will be validly issued, fully paid and non-assessable.
     4. The execution and delivery by the Company of the Agreement, and the consummation by the Company of the Transaction, have been duly authorized by all necessary corporate and stockholder action on the part of the Company. The Agreement constitutes the valid and binding obligation of the Company.
     5. The execution and delivery by the Company of the Transaction Documents, and the consummation by the Company of the Transaction, do not (a) violate applicable provisions of statutory laws or regulations; (b) violate the provisions of the Certificate of Incorporation or By-laws; (c) to our knowledge, violate any existing obligation of the Company under any judgment, decree, order or award of any court, governmental body or arbitrator specifically naming the Company and applicable to it or its properties; or (d) with or without notice or the passage of time, conflict with or result in the material breach or termination of any material term or provision of, or constitute a material default under, or cause any acceleration of any material obligation under, or cause the creation of any material lien, charge or encumbrance upon the material properties or assets of the Company pursuant to any contract or instrument in the form included as an exhibit to the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2005 and subsequent SEC Reports; except that, for all purposes of this paragraph 5, we express no opinion as to state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.
     6. Assuming (a) the accuracy of the representations made by the Company and each Purchaser in the Agreement; (b) that neither the Company, the Placement Agent nor any person acting on behalf of either the Company or the Placement Agent has offered or sold the Notes by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated (the “Regulation D”) under the Securities Act; (c) that no offerings or sales of securities of the Company after the date hereof in a transaction can be “integrated” with any sales of the Notes; (d) that each person or entity that purchased securities of the Company directly from the Company or its agents and without registration between the date six months prior to the Closing of the Offering and the date of the Agreement was, as of the date of such purchase, an “accredited investor” as defined in Rule 501 of Regulation D; (e) the due performance by the Company of the covenants and agreements set forth in the Agreement; and (f) the compliance by the Purchasers with the offering and transfer procedures and restrictions set forth in the Agreement, the sale of the Notes to the Purchasers at the Closing under the circumstances contemplated by this Agreement will not require registration under Section 5 of the Securities Act, it being understood that we express no opinion as to any subsequent reoffer or resale of any of the Notes or the Shares.
     We call your attention to the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. In addition, the opinions expressed above are subject to the following assumptions, qualifications and limitations:
     (a) This opinion is subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally.
     (b) This opinion is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance.
     (c) In rendering our opinion in paragraph 1 that the Company is “validly existing and in good standing,” we have relied solely upon a Certificate regarding the Company from the Delaware Secretary of State dated December ___, 2006.
     (d) We express no opinion as to any provisions contained in the Transaction Documents that (i) purport to excuse a party for liability for its own acts or (ii) impose liquidated damages, penalties or forfeiture or that limit or alter laws requiring mitigation of damages.

     (e) We do not express any opinion as to provisions of the Transaction Documents concerning choice of law, choice of forum or consent to the jurisdiction of courts or venue of actions.
     (f) We do not express any opinion as to provisions of the Transaction Documents purporting to waive the right of jury trial.
     (g) We do not express any opinion as to provisions of the Transaction Documents relating to indemnity and contribution for liabilities under federal or state securities laws.
* * *
     This opinion letter is delivered solely for your benefit in connection with the closing under the Agreement occurring on the date hereof and may not be disclosed to, used or relied upon by any other person or for any other purpose without our prior written consent in each instance, except that Robert W. Baird & Co. Incorporated, the placement agent for the Offering, may rely upon this opinion letter as if it were an addressee on the date hereof. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

Exhibit B-2
Legal Matters (Intellectual Property)
December 15, 2006
ADD ADDRESSEE
Dear Sirs and Madams:
     This opinion relates to the Securities Purchase Agreement dated as of December ___, 2006 between Third Wave Technologies Inc. (“the Company”) and the Purchasers named therein. We are but one of several law firms used by the Company. Because the Company employs other counsel, we are not familiar with all of the issues of the Company and cannot comment on the entirety of language pertaining to legal matters in the Securities Purchase Agreement.
     We are generally familiar with the Company’s technology and generally familiar with the manner in which the Company uses that technology. However, there may be internal procedures or improvements of which we are unaware.
     To our knowledge after due investigation, except as described in the SEC Reports, we are of the opinion that:
     (a) We have disclosed or intend to disclose to the United States Patent and Trademark Office and foreign Patent Offices, where applicable, any references known by us to be material to the patentability of the claimed inventions of the patent applications of the Company being prosecuted by us listed on Schedule I (attached hereto) in accordance with 37 C.F.R. § 1.56 and the corresponding foreign equivalent provisions;
     (b) the Company has valid license rights or clear title to the Intangible Rights referenced in the Agreement, and there are no rights of third parties to any such Intangible Rights that would hinder the Company’s use of any such Intangible Rights;
     (c) there is no infringement, misappropriation, or other violation by third parties of any of the Intangible Rights;
     (d) there is no infringement, misappropriation, or other violation by the Company of any Intangible Rights of others;
     (e) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others that the Company infringes or otherwise violates any Intangible Rights of others, and we are unaware of any facts which would form a reasonable basis for any such claim;

     (f) there is no pending or threatened action, suit, proceeding or claim by governmental authorities or others challenging the rights of the Company in or to, or challenging the scope of, any Intangible Rights of the Company, and we are unaware of any facts which would form a reasonable basis for any such claim; and
     (g) the statements in Section C.19 of the Agreement, insofar as such matters constitute matters of law or legal conclusions, are accurate and correct in all material respects and fairly present such matters, and with respect to the Company’s patent, trademark, copyright and trade secret matters, nothing has come to our attention which would lead us to believe that Section C.19 of the Agreement, as of the date hereof, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     To our knowledge after due investigation, except as described in the SEC Reports, the patents and patent applications of the Company presently on file disclose patentable subject matter (however, there can be no absolute assurance that any particular patent will issue with valid claims). We are not aware of any inventorship challenges, any interference which has been declared or provoked, or any other material fact with respect to the patent applications of the Company presently on file that: (a) would preclude the issuance of patents with respect to such applications, or (b) would lead us to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.
     This opinion letter is delivered solely for your benefit in connection with the closing under the Agreement occurring on the date hereof and may not be disclosed to, used or relied upon by any other person or for any other purpose without our prior written consent in each instance, except that Robert W. Baird & Co. Incorporated, the placement agent for the Offering, may rely upon this opinion letter as if it were an addressee on the date hereof. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.
     Capitalized terms not otherwise defined herein have the same meanings given to them in the Securities Purchase Agreement.
     One of the partners of Medlen & Carroll, not myself, owns stock in the Company.

Very truly yours, MEDLEN & CARROLL, LLP David A. Casimir

Exhibit C
Third Wave Technologies, Inc.
Confidential Purchaser Questionnaire
Before any sale of Notes by Third Wave Technologies, Inc. can be made to you, this Questionnaire must be completed and returned to Maneesh Arora.
1.	IF YOU ARE AN INDIVIDUAL PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (A) IF YOU ARE AN ENTITY PLEASE FILL IN THE IDENTIFICATION QUESTIONS IN (B)
     A. INDIVIDUAL IDENTIFICATION QUESTIONS
Name

(Exact name as it should appear on stock certificate)
Residence Address

Home Telephone Number

Fax Number

Date of Birth

Social Security Number

     B. IDENTIFICATION QUESTIONS FOR ENTITIES
Name

(Exact name as it will appear on stock certificate)
Address of Principal Place of Business

State (or Country) of Formation or Incorporation

Contact Person

Telephone Number (     )

Type of entity (corporation, partnership, trust, etc.)

Was entity formed for the purpose of this investment?
Yes         No
2.	DESCRIPTION OF INVESTOR

The following information is required to ascertain whether you would be deemed an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act. Please check whether you are any of the following:
☐	a corporation, limited liability company or partnership with total assets in excess of $5,000,000, not organized for the purpose of this particular investment

☐	private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940

☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958

☐	an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act

☐	a trust not organized to make this particular investment, with total assets in excess of $5,000,000 whose purchase is directed by a sophisticated Person as described in Rule 506(b)(2)(ii) of the Securities Act of 1933 and who completed item 4 below of this questionnaire

☐	a bank as defined in Section 3(a)(2) or a savings and loan association or other institution defined in Section 3(a)(5)(A) of the Securities Act of 1933 acting in either an individual or fiduciary capacity

☐	an insurance company as defined in Section 2(13) of the Securities Act of 1933

☐	an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (i) whose investment decision is made by a fiduciary which is either a bank, savings and loan association, insurance company, or registered investment advisor, or (ii) whose total assets exceed $5,000,000, or (iii) if a self-directed plan, whose investment decisions are made solely by a Person who is an accredited investor and who completed Part I of this questionnaire;

☐	a charitable, religious, educational or other organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the purpose of this investment, with total assets in excess of $5,000,000

☐	a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934

☐	a plan having assets exceeding $5,000,000 established and maintained by a government agency for its employees

☐	an individual who had individual income from all sources during each of the last two years in excess of $200,000 or the joint income of you and your spouse (if married) from all sources during each of such years in excess of $300,000 and who reasonably excepts that either your own income from all sources during the current year will exceed $200,000 or the joint income of you and your spouse (if married) from all sources during the current year will exceed $300,000

☐	an individual whose net worth as of the date you purchase the securities offered, together with the net worth of your spouse, be in excess of $1,000,000

☐	an entity in which all of the equity owners are accredited investors
3.	BUSINESS, INVESTMENT AND EDUCATIONAL EXPERIENCE
Occupation

Number of Years

Present Employer

Position/Title

Educational Background

     Frequency of prior investment (check one in each column):

	Stocks & Bonds	Venture Capital Investments
Frequently
Occasionally
Never
4.	SIGNATURE
The above information is true and correct. The undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.
Executed at                                         , on                    , 2006

(Signature)

Exhibit D
Selling Stockholder Questionnaire

To:	Third Wave Technologies, Inc. c/o Scott Coward Kennedy Covington Lobdell & Hickman, L.L.P. 4350 Lassiter at North Hills Avenue Suite 300 Raleigh, NC 27609 Facsimile: (919) 516-2028
     Reference is made to the Securities Purchase Agreement (the “Agreement”), made between Third Wave Technologies, Inc., a Delaware corporation (the “Company”), and the Purchasers noted therein.
     Pursuant to Section B(12) of the Agreement, the undersigned hereby furnishes to the Company the following information for use by the Company in connection with the preparation of the Registration Statement contemplated by Section E of the Agreement. For purposes of this Questionnaire, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(1) Name and Contact Information:
(If you hold Company Securities through more than one entity, wither or not affiliated, please complete a copy of this Questionnaire for each entity.)

Full legal name of record holder as it should appear in the Registration Statement:

Address of record holder:

Social Security Number or Taxpayer identification number of record holder:

Identity of beneficial owner (if different than record holder):

Name of contact person:

Telephone number of contact person:

Fax number of contact person:

E-mail address of contact person:

Is the record holder a publicly held entity or a subsidiary of a publicly held entity (i.e., an entity that has a class of securities registered under the Securities and Exchange Act of 1934.	Yes ☐ No ☐

(2)	Beneficial Ownership of Registrable Securities:

(a) Number of Registrable Securities owned by Selling Stockholder:

(b) Number of Registrable Securities requested to be registered:

(3)	Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item (3), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (2)(a).

Type and amount of other securities beneficially owned by the Selling Stockholder:

(4)	Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(5)	Plan of Distribution:

Except as set forth below, the undersigned intends to distribute pursuant to the Registration Statement the Registrable Securities listed above in Item (2) in accordance with the draft of the “Plan of Distribution” section set forth in Exhibit E to the Agreement:

State any exceptions here:

(6) Selling Stockholder Affiliations:

(a) Is the Selling Stockholder a registered broker-dealer?

(b) If the answer to Item 6(a) is yes, did the Selling Stockholder receive the Registrable Securities as compensation for underwriting activities and, if so, provide a brief description of the transaction(s) involved?

(c) Is the Selling Stockholder an affiliate of a registered broker-dealer(s)? (For purposes of this response, an “affiliate” of, or Person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.)

(d) If the answer to Item (6)(c) is yes, identify the registered broker-dealer(s) and describe the nature of the affiliation(s):

(e) If the answer to Item (6)(c) is yes, did the Selling Stockholder acquire the Registrable Securities in the ordinary course of business (if not, please explain)?

(f) If the answer to Item (6)(c) is yes, did the Selling Stockholder, at the time of purchase of the Registrable Securities, have any agreements, plans or understandings, directly or indirectly, with any Person to distribute the Registrable Securities (if yes, please explain)?

(7) Voting or Investment Control over the Registrable Securities:

If the Selling Stockholder is not a natural Person, please identify all of the natural Person or Persons who have voting or investment control over the Registrable Securities listed in Item (2) above and their relation to the Selling Stockholder:

(8)	If you have specific language regarding any of the above information that you would like included as a footnote to the Selling Stockholder section of the Registration Statement, please so state (attached additional pages if necessary) [1]:

[1]	No representation is made that such language will be included in the Registration Statement in the exact form provided.
[The remainder of this page has intentionally been left blank. Please continue to the following page.]

     Pursuant to Section E(3) of the Agreement, the undersigned acknowledges that the Company may, by notice to the Placement Agent and to each Purchaser at its last known address, suspend or withdraw the Registration Statement and require that the undersigned immediately cease sales of Registrable Securities pursuant to the Registration Statement under certain circumstances described in the Agreement. At any time that such notice has been given, the undersigned may not sell Registrable Securities pursuant to the Registration Statement.
     The undersigned hereby further acknowledges that pursuant to Section E.5(b) of the Agreement, the undersigned shall indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Company or its directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by the undersigned, including the information furnished or omitted in this Questionnaire by the undersigned.
     By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (8) above and the inclusion of such information in the Registration Statement, any amendments thereto and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.
     The undersigned has reviewed the answers to the above questions and affirms that the same are true, complete and accurate. THE UNDERSIGNED AGREES TO NOTIFY THE COMPANY IMMEDIATELY OF ANY CHANGES IN THE FOREGOING INFORMATION.

Dated: , 2006
Signature of Record Holder
(Please sign your name in exactly the same manner as the certificate(s) for the shares being registered)

Exhibit E
Plan of Distribution
     We are registering the shares offered by this prospectus on behalf of the selling stockholders. The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling stockholders under this prospectus.
     The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
     In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
     The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
     The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.
     The selling stockholders might be, and any broker-dealers that act in connection with the sale of securities will be, deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals will be deemed to be underwriting discounts or commissions under the Securities Act. Each selling stockholder has represented and warranted to the company that it does not have any agreement or understanding, directly or indirectly with any Person to distribute shares.
     To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

     In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
     We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling stockholders, and a selling stockholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M.
     We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
     We have advised the selling stockholders that if a particular offer of shares is to be made on terms constituting a material change from the information described under a final prospectus, then, to the extent required, a supplement to the final prospectus must be distributed setting forth the terms and related information as required.
     We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.